EXHIBIT 99.1
For Immediate Release
April 27, 2010
Financial Contact: William L. Prater
662-680-2000
Media Contact: Randy Burchfield
662-620-4302
BancorpSouth Webcasts Annual Shareholder Meeting
TUPELO, MISS.-(April 27, 2010) BancorpSouth, Inc., (NYSE:BXS) officials today announced the company’s annual shareholder meeting scheduled for 9:00 a.m. Central Daylight Time, Wednesday, April 28, 2010 at the Main Office of BancorpSouth, 201 Spring Street, Tupelo, MS will be webcast live.
          Shareholders and investors may access this webcast by going to BancorpSouth’s website at www.bancorpsouth.com and selecting the Investor Relations page. The presentation will be archived and available for thirty days following the shareholders’ meeting.
          BancorpSouth, Inc. is a $13.2 billion-asset bank holding company. The company operates approximately 314 banking and mortgage locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. The company provides traditional banking services, credit cards, mortgages, trust and fiduciary services through its principal subsidiary BancorpSouth Bank. BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS.